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                                                                      EXHIBIT 23






                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------




THE LUBRIZOL CORPORATION


               We consent to the incorporation by reference in Registration Statement No. 2-99983 on Form S-8, in Registration Statement No. 33-61091 on Form S-8, in Registration Statement No. 33-42211 on Form S-8 and in Registration Statement No. 333-42338 on Form S-8 of our report dated February 4, 2002, incorporated by reference in this Annual Report on Form 10-K of The Lubrizol Corporation for the year ended December 31, 2001.



    /s/Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Cleveland, Ohio
March 25, 2002